Exhibit 99.1

January 16, 2026

To: British Columbia Securities Commission

 Alberta Securities Commission

 Ontario Securities Commission

RE: SPHERE 3D CORP. - SPECIAL MEETING OF SHAREHOLDERS HELD ON JANUARY 15, 2026 VOTING RESULTS

 This report on the voting results of our Special Meeting of Shareholders held on January 15, 2026 is made in accordance with Section 11.3 of National Instrument 51-102 - Continuous Disclosure Obligations. Each of the matters set out below is described in greater detail in the Notice of Meeting and Proxy Statement dated as of December 5, 2025.

1. Warrant Inducement Proposal

  On a vote taken regarding the warrant inducement proposal, it was declared that the shareholders approved the warrant inducement transaction. Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
1,395,651	78.975	371,562	21.025

2. Name Change Proposal

  On a vote taken regarding the name change proposal, it was declared that the shareholders approved the potential name change of the Company.  Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
10,478,504	87.036	1,560,796	12.964

3. The Adjournment Proposal

      On a vote taken regarding the adjournment proposal, it was declared that the shareholders approved the adjournments or postponements of the Meeting or to transact such other business as may be properly brought before the Meeting.  Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
1,493,717	84.524	273,496	15.476

      No other matters were voted upon.

Yours very truly,

SPHERE 3D CORP.

/s/ Jason Meretsky

Jason Meretsky
Secretary of the Meeting